EXHIBIT 10.1
                              CONSULTANT AGREEMENT

         THIS CONSULTANT AGREEMENT (the "Agreement") is made and entered into the 8th day of September 2005, by and between Paradigm Media Ventures, Inc, a New York corporation, having its principal place of business at 30 West 26th Street, 12th Floor, New York, New York 10010, and StarMed Group, Inc., A Nevada Corporation, and any of their affiliated companies, having their principal place of business at 2029 Century Park East, Suite 1112, Los Angeles, California 90067("Corporation").

                              W I T N E S S E T H:

         WHEREAS, Corporation has requested Paradigm Media Ventures, Inc to provide expertise in the areas of business consulting and related services to support its business and growth; and

WHEREAS, Paradigm Media Ventures, Inc desires to among other things provide business advice to Corporation and assist Corporation through identifying companies the Corporation may engage in a business combination transaction and in general, to make introductions to the business and investment community.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.       AGREEMENTS; SCOPE

1.1      Engagement

         Corporation hereby agrees to engage Paradigm Media Ventures, Inc to provide the services specified in Section 2 below and Paradigm Media Ventures, Inc hereby agrees to provide such services to the Corporation upon the terms and conditions hereinafter set forth.

1.2      Relationship of the Parties

         It is expressly acknowledged by the parties hereto that Paradigm Media Ventures, Inc is an independent contractor and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship, a joint venture of any kind including any landlord/tenant relationship between Corporation and Paradigm Media Ventures, Inc. Corporation shall not have any right to exercise any control or discretion over the manner or method by which Paradigm Media Ventures, Inc performs services hereunder; provided, however, the services to be provided by Paradigm Media Ventures, Inc hereunder shall be provided in a manner consistent with the professional standards governing such services and the provisions of this Agreement. Neither party shall have any authority to act for or legally bind the other party, except as expressly provided herein.

2.       SERVICES

2.1      Advice and Counsel

         Upon request by Corporation, Paradigm Media Ventures, Inc will provide such business consulting services as the Corporation may reasonably request, including, but not limited to developing a business plan, developing a strategy for attracting bridge funding on a most immediate basis, potential lenders and investors in general, identifying merger/acquisition candidates, joint venture candidates, and corporate partners.

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2.2      Best Efforts

         Paradigm Media Ventures, Inc shall devote such time and best efforts as may be reasonably necessary to perform the foregoing services. Corporation expressly acknowledges and understands that Paradigm Media Ventures, Inc cannot guarantee results concerning the investment of capital in the Corporation or the successful consummation of any business arrangement contemplated by the Corporation.

2.3      Limitation of Services

2.4 It is expressly acknowledged that Paradigm Media Ventures, Inc has not agreed with the Corporation, in this Agreement or any other agreement, verbal or written, to offer or sell any security or be a market-maker or securities dealer in any security.

2.5 The compensation paid to Paradigm Media Ventures, Inc herein is not, and shall not be construed as, compensation for the offer or sale of any security or for the purpose of making a market or acting as a dealer in any security, or the submission of an application to make a market in any security.

2.6 The parties agree that the services to be provided by Paradigm Media Ventures, Inc shall not be for the purpose of affecting the price of any security or influencing market making activities in any security, including, but not limited to, the submission of an application to make a market, the entry of bid/ask quotations or retail securities trading activities.

3.       COMPENSATION

         In consideration of the services to be performed by Paradigm Media Ventures, Inc hereunder:

3.1 Corporation shall pay and deliver to Paradigm Media Ventures, Inc. a cash fee totaling $49,000, the receipt of which is hereby acknowledged by Paradigm Media Ventures. As additional consideration for its services hereunder, Corporation shall issue to Paradigm Media Ventures an aggregate of 1,625,000 shares of Corporation's common stock (the "Shares"), which shall be issued on the commencement date of a proposed private placement of up to $2.5 million in securities of Corporation through Joseph Stevens and Company ("JAS"). The Shares will not be registered under the Securities Act of 1933, as amended (the "Act"), and will be eligible for "piggy back" registration rights for the first registration following the signing of this agreement. Under an agreed leak out agreement 406,250 of the Shares shall be eligible for resale per quarter (90 calendar day period). In addition, Paradigm Media Ventures, Inc. shall grant a proxy to Herman Rappaport entitling Mr. Rappaport to exercise voting rights over the Shares, except with respect to Shares that are bona fide sold by Paradigm Media Ventures, Inc. pursuant to the preceding sentence.

3.2 Paradigm Media Ventures will be paid a cash fee ("FEE") equal to the reasonable value of Paradigm's services for all other services not set forth in Section 3.1 that are requested by Corporation, in writing, and performed by Paradigm.

3.3 Corporation shall pay Paradigm any pre-approved reasonable expenses incurred by Paradigm Media Ventures, Inc in the performance of its services for the Corporation.

3.4 Corporation shall grant to Paradigm Media Ventures the right of first refusal for engagement and participation in any contemplated business combination (other than a strategic acquisition or strategic alliance) or reverse mergers with respect to any public corporations, provided that such right of first refusal shall be subordinate to any right of first refusal granted by Corporation to Joseph Stevens & Company prior to the date hereof or within six months following the date hereof. Paradigm must exercise its right within 14 days of presentation of the opportunity or the right of first refusal shall terminate. The right of first refusal described in this paragraph shall terminate upon termination of this Agreement.

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3.5      Paradigm Media Ventures, Inc. hereby represents and warrants to
         Corporation that (a) the Shares are being acquired solely for the account of Paradigm Media Ventures, Inc. for investment purposes only and not with a view to, or for resale in connection with, any distribution except as may be permitted by federal and state securities laws, (b) Paradigm Media Ventures, Inc. will not sell, assign, transfer, pledge or otherwise dispose of or encumber the Shares except pursuant to the applicable rules and regulations under the Act and applicable state securities laws, (c) Paradigm Media Ventures, Inc. has such knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of its acquisition of the Shares, and (d) Paradigm Media Ventures, Inc. has made such review of Corporation and its operations as it has deemed necessary in order to make an informed decision to acquire the Shares as consideration for services rendered and to be rendered under this Agreement.

4.       CORPORATION REPRESENTATIONS AND WARRANTIES

         Corporation hereby represents and warrants to Paradigm Media Ventures, Inc, as follows:

4.1      Authorization

         Corporation and Paradigm Media Ventures, Inc each have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereunder.

4.2      No Violation

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will violate any provision of the charter or by-laws of the Corporation or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which the Corporation is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

5.       CONFIDENTIALITY AND NON-DISCLOSURE

         During and after the term of this Agreement, Corporation and Paradigm Media Ventures, Inc shall maintain the confidentiality of and shall not furnish, release, disclose or otherwise make available to third parties, in any form whatsoever, without the prior written consent of the other party, any names, addresses, telephone or telefax numbers, business plans, production processes, financial projections or other information, written or oral (the "Confidential Information"), relating to any joint venture partners, merger/acquisition candidates, securities dealers and marketmakers, investment opportunities, or sources of capital made known to the Corporation by Paradigm Media Ventures, Inc or whom the Corporation learned of, directly or indirectly, from Paradigm Media Ventures, Inc. Corporation recognizes and acknowledges that the Confidential Information shall be considered the property of Paradigm Media Ventures, Inc and that Paradigm Media Ventures, Inc has expended considerable time and expense in obtaining and developing the Confidential Information. Paradigm Media Ventures, Inc. acknowledges that the Confidential Information form the Company shall be considered the property of the company. The foregoing applies to all information not previously known to the Corporation and Paradigm Media Ventures, Inc., or available in public filings or generally deemed to be in the public domain.

6.       NON-CIRCUMVENTION

         During and for eighteen months after the term of this Agreement, Corporation shall not circumvent or attempt to circumvent Paradigm Media Ventures, Inc and enter into any agreement or arrangement with any joint venture partner, sub-contractor, independent contractor, merger/acquisition candidate, securities dealer or market-maker, investment banking firm, investor or source of capital made known to the Corporation by Paradigm Media Ventures, Inc or whom the Corporation learned of, directly or indirectly, from Paradigm Media Ventures, Inc.

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6.1      From the time of execution of this Consulting Agreement through a period of two years, any transaction by and between the Corporation and any joint venture partner, sub-contactor, independent contractor, merger/acquisition candidate, securities dealer or market-maker, investment banking firm, investor or source of capital made known to the Corporation by Paradigm Media Ventures, Inc, Paradigm Media Ventures, Inc is entitled to its full and complete compensation as discussed in Section 3 of this Consulting Agreement.

7.       INJUNCTIVE RELIEF

         In the event of a breach or threatened breach of the provisions of
         Section 5 or Section 6 of this Agreement, Corporation and Paradigm Media Ventures, Inc mutually agree that Paradigm Media Ventures, Inc. and Corporation shall be entitled to an injunction enjoining and restraining such breach or threatened breach and such other remedies as may be available to Paradigm Media Ventures, Inc. and Corporation. Corporation and Paradigm Media Ventures, Inc. agree and acknowledges that a breach or threatened breach of the provisions of Section 5 or
         Section 6 shall cause Paradigm Media Ventures, Inc to suffer irreparable damages, including Paradigm Media Ventures, Inc.'s and Corporation's inability to prove specific money damages.

8.       MERGER OF CORPORATION

         Corporation and Paradigm Media Ventures, Inc acknowledge and agree that the rights and obligations of the parties in this Agreement shall remain in full force and effect, notwithstanding the merger of the Corporation into another corporation or other business. In such event, it is expressly agreed that the surviving corporation or business of such merger shall be bound by and comply with the terms and conditions of this Agreement, including the compensation payable to Paradigm Media Ventures, Inc, as stated in Section 3 of this Consulting Agreement.

9.       TERM

         The term of this Agreement shall commence upon execution hereof by Corporation and Paradigm Media Ventures, Inc, and shall continue for a period of 2 years unless terminated sooner by Paradigm Media Ventures, Inc or Corporation upon giving ninety (90) days written notice.

10.      MISCELLANEOUS

10.1     Non-Solicitation Of Employees or Sub-Contractors

         Both Parties agree not to hire for employment, full time, and part time or as an independent contractor, any of the other's or its affiliated companies employees or sub-contractors for a period of 18 months from the conclusion of this or any subsequent agreements made between Paradigm Media Ventures, Inc and Corporation.

10.2     Amendment and Modification

         This Agreement may only be amended or modified by a writing signed by the party against whom enforcement of any such amendment or modification is sought.

10.25    Indemnification

         In connection with Paradigm Media Ventures, Inc Engagement to provide services as described in this Consultants Agreement, the Corporation and Paradigm Media Ventures, Inc. hereby mutually agree to indemnify and hold harmless each other, to the full extent lawful, from, and against all losses, claims, damages, liabilities and expenses incurred by the Corporation and

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         Paradigm Media Ventures, Inc., which (A) are related to or arise out of
         (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Corporation or Paradigm Media Ventures, Inc. or (ii) actions taken or omitted to be taken by an indemnified person with the Corporation's or Paradigm Media Ventures, Inc.'s prior consent or in conformity with the Corporation's or Paradigm Media Ventures, Inc.'s actions or omissions or (B) are otherwise related to or arise out of Paradigm Media
         Ventures, Inc activities on the Corporation's behalf under the Consultant Agreement, provided that the Corporation shall not be liable for such indemnification if and to the extent that any loss, liability, claim, expense or damage results from Paradigm Media Ventures, Inc.'s own negligence, misfeasance or malfeasance.

         In connection with the Corporation's and Paradigm Media Ventures, Inc.'s indemnification obligations, each will reimburse the other party, for all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by Paradigm Media Ventures, Inc or Corporation in connection with investigating, preparing or defending any such action or claim, whether such action or claim is in connection with pending or threatened litigation or any investigation, proceeding or hearing conducted by a governmental agency or any regulatory entity. If any action is brought against Paradigm Media Ventures, Inc or Corporation, in respect of which indemnity may be sought against the Corporation or Paradigm Media Ventures, Inc, Paradigm Media Ventures Inc or Corporation shall promptly notify each other in writing, and the Corporation and Paradigm Media Ventures, Inc. may assume the defense thereof, whereupon any further legal fees or expenses incurred by Paradigm Media Ventures, Inc or Corporation shall be at the Corporation's or Paradigm Media Ventures, Inc. expense.

         The Corporation or Paradigm Media Ventures, Inc. shall not be liable for the settlement of any action entered into without its prior written consent. The Corporation nor Paradigm Media Ventures, Inc. will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding paragraph to the extent that such loss, claim, damage, liability or expense is the result of the bad faith or negligence of the person seeking indemnification hereunder. The Corporation and Paradigm Media Ventures, Inc. also agree that Paradigm Media Ventures, Inc and the Corporation shall not have any liability to each other for or in connection with such engagement except for such liability for losses, claims damages, liabilities, or expenses incurred by the Corporation or Paradigm Media Ventures, Inc. to the extent that they result from the bad faith or negligence of Paradigm Media Ventures, Inc, the Corporation, or Paradigm Media Ventures, Inc.'s or the Corporation's breach of his confidentiality obligations under this agreement. Paradigm Media Ventures, Inc and the Corporation represents and warrants to each other that they will comply with all applicable securities law.

10.3     Notices

         Any written notice to be given hereunder by a party to the other party may be effected by personal delivery, facsimile transmission or by mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this Agreement. Notices delivered personally or by facsimile transmission shall be deemed to have been given upon actual receipt thereof; mailed notices shall be deemed communicated as of three (3) days after mailing.

10.4     Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

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10.45    Modification

         This Proposal constitutes the entire agreement between the parties, supercedes all prior written or oral agreements and understandings, and can only be changed or modified in writing by mutual consent. This agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this agreement. This agreement supercedes any prior agreement or understanding between Paradigm Media Ventures, Inc and the Corporation whether written or oral.

10.5     Publicity

         Neither Paradigm Media Ventures, Inc nor the Corporation shall make or issue, or cause to be made or issued, any public announcement or other disclosure of this Agreement or the terms and conditions thereof without the prior written consent of the other party; provided, however, this provision shall not apply to any public announcement or other disclosure required to by made by law or by rule or regulation of any federal or state governmental authority, except that the party required to make such public announcement or disclosure shall consult with the other party concerning the timing and content of such public announcement or disclosure before it is made.

10.6     Governing Law

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

10.7     Litigation

         The prevailing party in any litigation relating to the interpretation, application or enforcement of any provision of this Agreement shall be entitled to recover against the other party costs and reasonable attorneys' fees.

10.8     Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9     Headings

         The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

11.      Entire Agreement

         This Agreement, sets forth the entire agreement of the parties hereto and supersedes any prior agreements or understandings, whether oral or written, between the parties except for addendum dated July 6, 2005.

12.      Further Assistance

         Each party agrees that it shall from time to time take such further actions and execute such additional instruments as may be reasonably necessary to implement and carry out the intent and purpose of this Agreement.

13. Execution of Agreement: The parties hereto shall use their best efforts to sign the Agreement within 30 days after receipt (such signing date, the "Execution Date"). This is a non-exclusive agreement.

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14.      Termination: If the Agreement is not signed within 30 days after receipt, then the parties hereto may mutually elect to extend such deadline (such date, the "Termination Date"), and upon such termination, the agreement shall be of no further force and effect except as provided in Sections 6 and 9 hereof.

15. Execution by Facsimile: A facsimile of this Proposal and agreement when executed by all parties hereto shall be of full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Business Consultant Agreement to be duly executed as of the day and year first above written.

WITNESSES:

Paradigm Media Ventures, Inc. a New York corporation

By: /s/ George D. Haralampoudis
    -------------------------------
    George D. Haralampoudis
    President

        STATE OF

        COUNTY OF

         On this ________ day of   , 2005, before me, a notary public in and for
the state and county aforesaid, personally appeared _______________________, known to me to be the person(s) whose name(s) is (are) subscribed to the foregoing Subscription Agreement and acknowledged that he, she or they executed the same.
                                                                   Notary Public

StarMed Group, Inc., A Nevada Corporation
By: /s/ Herman Rappaport
    -------------------------------
    Signature
By:  Herman Rappaport
    -------------------------------
    Name Printed
By:  President
    -------------------------------
    Title

        STATE OF

        COUNTY OF

         On this ________ day of   , 2005, before me, a notary public in and for
the state and county aforesaid, personally appeared _________________________, known to me to be the person(s) whose name(s) is (are) subscribed to the foregoing Subscription Agreement and acknowledged that he, she or they executed the same.
                                                                   Notary Public

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